UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 6, 2013, Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Global REIT, Inc. (“Hines Global”) issued a press release related to Hines Global’s acquisition of 465 Victoria (described below). A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On February 28, 2013, a subsidiary of Hines Global acquired 465 Victoria, an office project located in Sydney, Australia. 465 Victoria consists of 171,352 square feet of rentable area that is 97% leased to 11 tenants. The contract purchase price for 465 Victoria was 88.7 million AUD (approximately $91.2 million based on a rate of $1.03 per AUD as of the transaction date). The acquisition was funded using cash on hand and $54.7 million of proceeds from a facility agreement with Credit Agricole CIB Australia Limited. The facility provides for a maximum amount of 55.2 million AUD ($56.8 million based on a rate of $1.03 per AUD as of the transaction date). The seller, BNY Trust Company of Australia Limited, is not affiliated with Hines Global or any of its affiliates.

The estimated going-in capitalization rate for 465 Victoria is approximately 8.0%. The estimated going-in capitalization rate is determined by dividing the projected property revenues in excess of expenses for the first fiscal year by the net purchase price (excluding closing costs and taxes). Property revenues in excess of expenses includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected property revenues in excess of expenses includes assumptions that in-place tenants will continue to perform under their lease agreements during the 12 months following the acquisition of the property. In addition, it also includes assumptions concerning estimates of timing and rental rates related to re-leasing vacant space.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release of Hines, dated March 6, 2013

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the ability and willingness of current tenants to continue to make rental payments pursuant to their leases and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

March 6, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1*	Press Release of Hines, dated March 6, 2013
* Filed herewith